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EX-99(d)

                     AMENDMENT TO THE INVESTMENT MANAGEMENT
                       AGREEMENT FOR TIAA-CREF LIFE FUNDS

     AMENDMENT, dated ____________, 2003, to the Investment Management Agreement dated November 30, 1998 (the "Agreement"), as amended, by and between TIAA-CREF Life Funds (the "Fund") and Teachers Advisors, Inc. ("Advisors").

     WHEREAS, the Fund has established two additional series, which shall be known as the Bond Fund and the Money Market Fund (the "New Series");

     WHEREAS, Advisors is willing to provide or arrange to provide overall management of the New Series; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Fund and Advisors hereby agree as follows:

     1. Section 3(a) of the Agreement shall be amended to read as follows:

     For the services rendered, the facilities furnished and expenses assumed by Advisors, the Fund shall pay to Advisors at the end of each calendar month a fee calculated as a percentage of the average value of the net assets each day for each Fund during that month at the following annual rates:

         Bond Fund...................................................0.10%

         Money Market Fund...........................................0.06%

         Large-Cap Value Fund........................................0.24%

         Small-Cap Equity Fund.......................................0.10%

         Real Estate Securities Fund ................................0.25%

         Growth Equity Fund..........................................0.25%

         Growth & Income Fund........................................0.23%

         International Equity Fund ..................................0.29%

         Stock Index Fund............................................0.06%

         Social Choice Equity Fund...................................0.07%
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     IN WITNESS WHEREOF, the Fund and Advisors have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first written above.

TIAA-CREF LIFE FUNDS


By:_______________________________           Attest:___________________________


Title:____________________________           Title:____________________________



TEACHERS ADVISORS, INC.


By:_______________________________           Attest:___________________________


Title:____________________________           Title:____________________________
















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